Amendment to Sponsor Warrants Purchase Agreement

This AMENDMENT TO SPONSOR WARRANTS PURCHASE AGREEMENT is made as of February 13, 2012 (the “Amendment”), between ROI Acquisition Corp., a Delaware corporation (the “Company”) and ROIC Acquisition Holdings LP, a Delaware limited partnership (the “Sponsor”).

WHEREAS, on October 13, 2011, the Company and the Sponsor entered into the Sponsor Warrants Purchase Agreement (the “Agreement”), pursuant to which the Sponsor agreed to purchase from the Company, and the Company agreed to sell to the Sponsor, on or prior to the effective date of the registration statement relating to the Company’s initial public offering, 4,166,667 warrants (the “Warrants”) of the Company for a purchase price of $0.75 per Warrant.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Sponsor hereby agree as follows:

Paragraph 8.1 of the Agreement is amended to read in its entirety as follows:

“8.1. Failure to Consummate Business Combination. The Warrants shall be forfeited to the Company upon the liquidation of the Trust Account in the event an initial Business Combination is not consummated within 21 months from the date of the Closing of the IPO.”

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IN WITNESS WHEREOF, the undersigned has signed this Amendment as of the date first written above.

ROI ACQUISITION CORP.

/s/ Joseph A. De Perio
Name: Joseph A. De Perio
Title: President

ROIC ACQUISITION HOLDINGS LP

/s/ George Hall
Name: George Hall
Title: Chief Investment Officer

Signature Page for Amendment to Sponsor Warrants Purchase Agreement